EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                                50 Fremont Street
                             San Francisco, CA 94105
                               Tel: (415) 983-1000


                                February 7, 2000




SJNB Financial Corp.
One North Market Street
San Jose, California 95113


          Re: Registration Statement on Form S-8


Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SJNB Financial Corp., a California corporation (the "Registrant"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 184,082 shares of Common Stock of the Registrant (the "Shares") issuable upon the exercise of options originally granted by Saratoga Bancorp ("Saratoga"). The Shares to be registered hereunder are issuable by the Registrant pursuant to options assumed by the Registrant pursuant to an Agreement and Plan of Merger, dated as of August 27, 1999, among the Registrant, Saratoga and Saratoga National Bank. Such options relate to (i) the Saratoga Bancorp 1982 Stock Option Plan and (ii) the Saratoga Bancorp 1994 Stock Option Plan (the "Plans"). We advise you that, in our opinion, such Shares, when issued and sold in accordance with the Plans and, where applicable, with option agreements duly authorized under the Plans and in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant, the Plans or the Shares.

                                Very truly yours,


                                /s/ PILLSBURY MADISON & SUTRO LLP